NYSE Amex Equities Exchange Symbol - UEC

Uranium Energy Corp Issues Year-End Shareholder Report

January 4, 2012

Corpus Christi, TX - January 4, 2012 - Uranium Energy Corp (NYSE-AMEX: UEC, the 'Company') today issued a Year-End Shareholder Report. The report from CEO Amir Adnani follows in its complete form:

Dear Shareholder,

As we begin a new year, I would like to provide for you a status report on the Company's accomplishments for the past year. First and foremost, I would like to thank you as a UEC shareholder for your continued support and confidence in the Company and its management.

Despite 2011 having been a challenging year for the uranium sector, UEC, as one of the few uranium producers worldwide, was able to execute on its key objective of initiating and ramping-up production at low cash costs. Strategic acquisitions were also made to favorably position UEC for long-term growth in the uranium sector.

With an emerging low-cost production profile, one of North America's strongest technical teams and a growing base of operations in South Texas -- combined with over $20 million in cash and $7 million of uranium in inventory as of the latest quarter end (October 31, 2011) -- UEC is well positioned for strong growth and a rewarding 2012.

2011 Achievements and Upcoming Milestones:

South Texas Operations

    Mine construction to commence at Goliad ISR Project - As of December 2011, the Company has received all of the state-level permits to start construction at our 100%-owned Goliad project in South Texas. The procurement of materials and initial wellfield development is scheduled to commence in early 2012.

    Production Advances - At Palangana in South Texas, the Company initiated production at Production Area-1 (PAA-1) in November 2010. The nearby Hobson plant has processed more than 200,000 pounds of U3O8 from Palangana. Both facilities are establishing strong safety and environmental records.

    Uranium Sales - In October 2011, UEC generated revenues of $3.1 million by completing its first uranium sale for 60,000 pounds of U3O8 at an average sales price of $52 per pound and an average cash cost of $14 per pound. As of October 31, 2011, the Company had 134,000 pounds of U3O8 available for sale in inventory with a market value of $7 million.

    Data Acquisition - In September 2011, UEC acquired the South Texas uranium database package from Uranium One. This database contains over 2.8 million feet of drilling results and 40 uranium targets. The database is currently being reviewed by the exploration team in order to identify acquisition and exploration targets in an ongoing effort to develop additional uranium sources for processing at the Hobson plant.

    South Texas Exploration and Resource Development - In the second half of 2011 the Company's exploration team continued to direct and investigate resource expansion opportunities at the Palangana and Salvo projects.

The Company's development team continues to advance Production Area-2 (PAA-2) at Palangana towards initial production. PAA-2 is scheduled to commence operations in April 2012. Production Area-3 (PAA-3) is also advancing with a production application scheduled to be filed this month.

The 2011 drilling campaign at the Company's Salvo project resulted in an independent NI 43-101 Technical Report in April 2011, which identified an inferred resource estimate of 2.8 MM lbs. of U3O8. Drilling with two rigs resumed in October 2011 to further expand the current resource estimate and is expected to continue throughout 2012. Additional leases have been acquired to expand the project area to include additional prospective zones. Metallurgical and other tests are also being performed to reaffirm ISR amenability at Salvo.

The Company has firmly established its "hub-and-spoke" strategy in South Texas with four ISR projects in close proximity to the Company's Hobson processing plant. Initial operations have proven to produce uranium at low cash costs. UEC is committed to increasing its resources and operations in South Texas through acquisition, exploration and permitting activities.

Corporate Acquisitions and Advancements

    Property Acquisitions and Exploration in Paraguay - In addition to the May 2011 acquisition of the 247,000-acre uranium property located in the area of Coronel Oviedo, Paraguay, the Company entered into an agreement in October 2011 to acquire a further six prospecting permits covering 740,000 acres in the same area, bringing the total land package to nearly one-million acres. Globally, UEC now controls one of the largest land packages with ISR potential.

The Coronel Oviedo project is geologically very similar to the Company's projects in the South Texas uranium belt and is anticipated to be ISR-amenable as initially indicated by pump-test studies. The Company has initiated a 10,000-meter drill program on this district-scale project.

    Property Acquisitions in Arizona - In September 2011, UEC acquired a 100% interest in the Anderson project, a 7,581-acre mineral claim block located in Yavapai County, Arizona, with a previous history of small-scale uranium production. Anderson was brought to the feasibility stage twice in the late 1970's by major mining companies. Company geologists are analyzing all historic project data including results from over 1,400 drill holes, with the objective of completing an updated NI 43-101 Technical Report during the first quarter of 2012.

In December 2011, UEC also acquired the Workman Creek project located in Gila County, Arizona. This project has over 400 exploration and development drill holes completed in the 1970's by Wyoming Minerals Corp, a subsidiary of Westinghouse. A positive feasibility study was completed on Workman Creek during the 1980's.

With the Anderson and Workman Creek acquisitions, UEC is now a leading uranium company in Arizona in addition to South Texas.

  Analyst Coverage - Five recognized uranium analysts in the U.S. and Canada cover and report on the Company's developments. Most recently, Global Hunter Securities initiated coverage as of September 2011. The Company, and myself, were fortunate to receive continued international recognition through interviews with major news services including Bloomberg, Dow Jones and Reuters that were distributed globally.

Honoring Edward Robert Brezinski

Last month, we lost a key member of the UEC team and a distinguished veteran of the nuclear industry. Edward Robert Brezinski, Vice President of Marketing and Sales, passed away at the age of 57 on December 10, 2011.

Ed was involved in the industry for more than 25 years. He began his career at Northeast Utilities as a lead purchaser of uranium, conversion, enrichment and fabrication services and later served as a trader with UG USA, NUKEM Inc., NYNCO and Energy Solutions. Ed first joined UEC in July 2007 as a member of the Advisory Board and was recently appointed as Vice President of Marketing and Sales in March 2011.

Ed's extensive knowledge of the uranium markets contributed greatly towards UEC's growth and success. His tireless efforts as a nuclear industry spokesperson benefited not only the Company, but the entire industry as well. He will be dearly missed.

Uranium Shortfall Continues and its Effects on the Uranium Price

Despite the impact of Fukushima, the fundamentals of the uranium sector remain intact and appear poised for both near-term and long-term growth. There are currently 435 reactors operating, 62 reactors under construction, 156 reactors at the planning stage and 343 reactors under proposal. China, India, Russia and South Korea, the four major drivers of nuclear growth, have evaluated and renewed their commitment to nuclear power.

In China alone, government sources have announced plans to significantly increase Chinese nuclear capacity from 11GW today to possibly 86GW or more by 2020. With the emerging markets continuing to drive demand growth for nuclear power, the outlook for the uranium industry remains strong.

For 2011, global uranium consumption was approximately 175 million pounds while uranium production is estimated to reach only about 145 million pounds. To date, this shortfall has been made up from secondary sources of uranium such as government inventories, recycled materials, and down-blended weapons-grade material provided under the HEU Agreement between the U.S. and Russia, currently providing approximately 24 million pounds of supply annually and is set to expire in 2013.

By 2020, annual uranium consumption is forecasted to increase by 50 million to approximately 225 million pounds. Significant additional supply from new mine production, often delayed by operational, political and economic risks, will not only need to keep pace with this demand growth, but it will need to replace current production from depleting mine deposits. Furthermore, secondary sources are expected to decrease over the long-term, especially with the expiry of the HEU Agreement.

Despite this need for new production, current price levels in the range of $50 to $55 per pound are insufficient to incentivize the development of new conventional uranium projects. At current prices for example, Kazakhstan, the source of nearly all production growth in the last decade, has indicated that no new uranium projects will be developed and, at the same time, is attempting to minimize further downward pressure on uranium prices by stabilizing its production levels. Over the course of the previous year, emerging supply constraints have also been exposed by operational challenges at existing mines and delays at development projects across the globe. The increasing supply tension combined with increasing demand are expected to result in higher spot and contract prices going forward, especially as we approach the end of 2013.

We view recent merger and acquisition activities in the uranium sector by major companies including Rio Tinto and China Guangdong Nuclear Power Corp., among others, as further evidence that the outlook for the uranium sector remains robust. As the sector nears major supply shortages and higher uranium prices, UEC is extremely well positioned with increasing production at low cash costs and a growing portfolio of extensively explored and established uranium projects.

As North America's newest uranium producer with a high-growth and low-cost profile, Uranium Energy Corp is positioned to make you a proud shareholder in 2012. Thank you again for your support and continuing contribution.

Stay in close touch by calling 1-866-748-1030, emailing info@uraniumenergy.com and visiting www.uraniumenergy.com.

Best regards,

Amir Adnani

President and CEO

Uranium Energy Corp

About Uranium Energy Corp

Uranium Energy Corp. (NYSE-AMEX: UEC) is a U.S.-based uranium production, development and exploration company operating North America's newest emerging uranium mine. The Company's fully licensed and permitted Hobson processing facility is central to all of its projects in South Texas, including the Palangana in-situ recovery project, which is ramping up initial production, and the Goliad in-situ recovery project which has been granted its Mine Permit and is in the final stages of mine permitting for production. The Company's operations are managed by professionals with a recognized profile for excellence in their industry, a profile based on many decades of hands-on experience in the key facets of uranium exploration, development and mining.

Contact North America: Investor Relations, Uranium Energy Corp:
Toll Free: (866) 748-1030
Fax: (361) 888-5041
E-mail: info@uraniumenergy.com

Stock Exchange Information:
NYSE-AMEX: UEC
Frankfurt Stock Exchange Symbol: U6Z
WKN: AØJDRR
ISN: US916896103

Notice to U.S. Investors

The mineral resources referred to herein have been estimated in accordance with the definition standards on mineral resources of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in NI 43-101 and are not compliant with U.S. Securities and Exchange Commission (the "SEC") Industry Guide 7 guidelines. In addition, measured mineral resources, indicated mineral resources and inferred mineral resources, while recognized and required by Canadian regulations, are not defined terms under SEC Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. Accordingly, we have not reported them in the United States. Investors are cautioned not to assume that any part or all of the mineral resources in these categories will ever be converted into mineral reserves. These terms have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. In particular, it should be noted that mineral resources which are not mineral reserves do not have demonstrated economic viability. It cannot be assumed that all or any part of measured mineral resources, indicated mineral resources or inferred mineral resources will ever be upgraded to a higher category. In accordance with Canadian rules, estimates of inferred mineral resources cannot form the basis of feasibility or other economic studies. Investors are cautioned not to assume that any part of the reported measured mineral resources, indicated mineral resources or inferred mineral resources referred to herein are economically or legally mineable.

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented herein constitutes "forward-looking statements" as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as "expects" or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans, "estimates" or "intends", or stating that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved) are not statements of historical fact and should be viewed as "forward-looking statements". Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained herein and in any document referred to herein.

Certain matters discussed herein and oral statements made from time to time by representatives of the Company may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved.  Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company's ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained herein can be found in the Company's filings with the Securities and Exchange Commission. For forward-looking statements herein, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.  This document shall not constitute an offer to sell or the solicitation of an offer to buy securities.